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                                                                    EXHIBIT 4.1B
--------------------------------------------------------------------------------


                         WALLACE COMPUTER SERVICES, INC.

                                       AND

                        THE BANK OF NEW YORK, AS TRUSTEE


                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of January 15, 1999

                                       to

                                    INDENTURE

                          Dated as of January 15, 1999















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                          FIRST SUPPLEMENTAL INDENTURE


         FIRST SUPPLEMENTAL INDENTURE dated as of January 15, 1999 (this "Supplemental Indenture") between WALLACE COMPUTER SERVICES, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"). Capitalized terms not defined herein have the meanings specified in the Indenture (as hereinafter defined).


                                    RECITALS

         The Company and the Trustee have heretofore executed and delivered an Indenture dated as of January 15, 1999 (the "Indenture"), which provides, inter alia, for the issuance from time to time by the Company of Securities in one or more Series.

         This Supplemental Indenture establishes a first Series of Securities to be issuable under the Indenture.

         All acts and proceedings necessary to make this Supplemental Indenture a valid and binding instrument in accordance with its terms for the purposes herein set forth have been done and performed, and the execution and delivery of this Supplemental Indenture have in all respects been duly authorized.

         NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities issued under the Indenture.


                                   ARTICLE I
                                  DEFINITIONS

         SECTION 1.01. Definitions. With respect to the Notes (as hereinafter defined), the definitions in the Indenture of "Affiliate," "Debt," "Default," "Person" and "Subsidiary" are hereby deleted in their entirety and the following definitions shall apply:

         "Affiliate" means, at any time, and with respect to any Person: (a) any other Person that at such time, directly or indirectly, through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning

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or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

         "Attributable Value" in respect of any sale and leaseback transaction means, as of the date of any determination thereof, the greater of (a) the fair market value of the property or assets which is or are the subject of such sale and leaseback transaction (as reasonably determined in good faith by the Board of Directors at or about the time of the consummation of such sale and leaseback transaction) and (b) the aggregate amount of Rentals due and to become due (discounted from the respective due dates thereof at the interest rate implicit in such Rentals and otherwise in accordance with GAAP) under the lease relating to such sale and leaseback transaction.

         "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 2.06 of the First Supplemental Indenture or has become or is declared to be immediately due and payable under Section 6.2 of this Indenture, as the context requires.

         "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "Capital Stock" means and includes any and all shares, interests, participations or other equivalents (however designated) of ownership in a corporation or other Person.

         "Change in Control" shall be deemed to have occurred if any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act):

                (a) becomes the "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of all classes then outstanding of the Company's voting Capital Stock, or

                (b) acquires after the date of the original issuance of the Notes (i) the power to elect, appoint or cause the election or appointment of at least a majority of the members of the Board of Directors through beneficial ownership of the Capital Stock of the Company or (ii) all or substantially all of the properties and assets of the Company.


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         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "Consolidated Indebtedness" means all Indebtedness of the Company and its Restricted Subsidiaries, including, without duplication, Exempted Debt, determined on a consolidated basis in accordance with GAAP after eliminating all intercompany items.

         "Consolidated Net Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries, less all current liabilities of the Company and its Restricted Subsidiaries (excluding any Indebtedness for money borrowed having a maturity of less than 12 months from the date of the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries which by its terms is renewable or extendable beyond 12 months from such date at the option of the borrower).

         "Consolidated Net Income" for any period means the gross revenues of the Company and its Restricted Subsidiaries for such period, less all expenses and other proper charges (including taxes on income), determined on a consolidated basis in accordance with GAAP after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

                (a) any gains or losses on the sale or other disposition of investments or fixed or capital assets other than in the ordinary course of business, and any taxes on such excluded gains and any tax deductions or credits on account of such excluded losses;

                (b)     the proceeds of any life insurance policy;

                (c) net earnings and losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

                (d) net earnings and losses of any Person (other than a Restricted Subsidiary), substantially all the assets of which have been acquired in any manner by the Company or any Restricted Subsidiary, realized by such Person prior to the date of such acquisition;

                (e) net earnings and losses of any Person (other than a Restricted Subsidiary) with which the Company or a Restricted Subsidiary shall have consolidated or which shall have merged into or with the Company or a Restricted Subsidiary, realized by such Person prior to the date of such consolidation or merger;

                (f) net earnings of any business entity (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Restricted Subsidiary in the form of cash distributions;

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                (g)     any portion of the net earnings of any Restricted
         Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Restricted Subsidiary;

                (h) earnings resulting from any reappraisal, revaluation or write-up of assets;

                (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

                (j) any gain arising from the acquisition of any securities of the Company or any Restricted Subsidiary;

                (k) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period; and

                (l)     any other extraordinary gain or loss.

         "Consolidated Net Worth" means the amount which, at any date of determination, in conformity with GAAP consistently applied, would be set forth under the caption "stockholders' equity" (or any like caption) on the consolidated balance sheet of the Company and its Restricted Subsidiaries.

         "Consolidated Total Capitalization" means, as of the date of any determination thereof, the sum of Consolidated Indebtedness plus Consolidated Net Worth.

         "Control Event" means:

                (a) the execution by the Company or any of its Restricted Subsidiaries of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, could reasonably be expected to result in a Change in Control;

                (b) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control; or

                (c) the making of any written offer by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act) to the holders of the common stock of the Company, which offer, if accepted by the requisite number of such holders, would result in a Change in Control.


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         "Credit Facility" means the Credit Agreement dated October 31, 1997 among the Company, various lenders and Bank of America NT & SA, as agent for such lenders, as such agreement may be amended (including any amendment and restatement thereof), supplemented, replaced, refinanced or otherwise modified from time to time.

         "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "Exempted Debt" means the following as of any date of determination:
(a) Indebtedness of the Company secured by Liens incurred after the date of the original issuance of the Notes, other than Indebtedness secured by Liens permitted by paragraph (b) of Section 4.13 of this Indenture; (b) the Attributable Value in respect of sale and leaseback transactions entered into by the Company and its Restricted Subsidiaries after the date of the original issuance of the Notes, other than sale and leaseback transactions permitted by paragraph (a) of Section 4.14 of this Indenture; and (c) Indebtedness of the Company's Restricted Subsidiaries, other than Indebtedness owing to the Company or a Wholly-Owned Restricted Subsidiary.

         "First Supplemental Indenture" means the First Supplemental Indenture dated as of January 15, 1999 to this Indenture.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of

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any other Person in any manner, whether directly or indirectly, including
(without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

                (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

                (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of such Indebtedness or obligation; or

                (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "Indebtedness" with respect to any Person means, at any time, without duplication:

                (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

                (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

                (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                (e) all its liabilities in respect of financial letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

                (f)     Swaps of such Person; and

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                (g)     any Guaranty of such Person with respect to liabilities
         of a type described in any of clauses (a) through (f) above.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) above to the extent such Person remains legally liable in respect thereof, notwithstanding that any such obligation is deemed to be extinguished under GAAP. Notwithstanding the foregoing, in no event shall "Indebtedness" include any obligation or liability of the Company or any of its Subsidiaries arising in connection with the sale or transfer by the Company or any of its Subsidiaries to any Person of accounts receivable or any assets related thereto.

         "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien or other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

         "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal. The Make-Whole Amount may in no event be less than zero.

         "Material Adverse Effect" means a material adverse effect on: (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole; (b) the ability of the Company to perform its obligations under the Indenture, this Supplemental Indenture and the Notes; or (c) the validity or enforceability of the Indenture, this Supplemental Indenture or the Notes.

         "Minority Interests" means any shares of stock of any class of a Restricted Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Restricted Subsidiaries.

         "Notes," "6.92% Notes" and "7.26% Notes" are defined in Section 2.01 of the First Supplemental Indenture.

         "Outstanding Notes" means, subject to certain exceptions, all Notes issued under this Indenture, except those theretofore canceled by the Trustee or delivered to it for cancellation, paid in full or in respect of which substitute Notes have been authenticated and delivered by the Trustee.

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         "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

         "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

         "Proposed Prepayment Date" is defined in Section 2.07(c) of the First Supplemental Indenture.

         "Purchase Agreements" means the several Purchase Agreements dated as of January 15, 1999 between the Company and the institutions named in Schedule A thereto, respectively, providing for the issue and sale of the Notes.

         "Reinvestment Yield" means, with respect to the Called Principal of any Note, .50% over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page USD" of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in U.S. Treasury securities) for actively traded on-the-run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (i) the actively traded on-the-run U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (ii) the actively traded on-the-run U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. For the purposes of any determination of "Reinvestment Yield," "Business Day" shall mean a Business Day in The City of New York.

         "Remaining Average Life" means, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of the principal.

         "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal

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were made prior to its scheduled due date. However, if the Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to the Settlement Date and required to be paid on the Settlement Date because of the optional prepayment of the Called Principal or because of an event of acceleration described in Section 6.2 of this Indenture, as the context requires.

         "Rentals" means and includes, as of the date of any determination thereof, all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

         "Responsible Company Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Indenture.

         "Restricted Subsidiary" means any Subsidiary of the Company as of the date of the First Supplemental Indenture and each Subsidiary thereafter created or acquired, unless expressly excluded by resolution of the Board of Directors before, or within 120 days following, such creation or acquisition. Unless the context otherwise clearly requires, any reference to a "Restricted Subsidiary" is a reference to a Restricted Subsidiary of the Company.

         "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

         "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
Section 2.06 of the First Supplemental Indenture or has become or is declared to be immediately due and payable pursuant an event of acceleration described in
Section 6.2 of this Indenture, as the context requires.

         "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or

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more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

         "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Indenture, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then, in each such case, the amount of such obligation shall be the net amount so determined.

         "Unrestricted Subsidiary" means any Subsidiary which is not a Restricted Subsidiary.

         "Wholly-Owned Restricted Subsidiary" means, at any time, any Restricted Subsidiary all of the shares of voting Capital Stock and other voting equity interests (except directors' qualifying shares) and other equity interests of which are owned by the Company and/or the Company's other Wholly-Owned Restricted Subsidiaries."


                                   ARTICLE II

                    ESTABLISHMENT OF FIRST SERIES OF SECURITIES

                SECTION 2.01. Establishment of Limited Series of Notes. There is hereby established a first series of Securities to be designated as the "6.92% - 7.26% Senior Notes" (the "Notes"). The Notes shall be limited to $65,000,000 aggregate principal amount of 6.92% Senior Notes due January 15, 2006 (the "6.92% Notes") and $135,000,000 aggregate principal amount of 7.26% Senior Notes due January 15, 2009 (the "7.26% Notes"), except for Notes authenticated and delivered upon registration of transfer of, in exchange for or in lieu of other Notes pursuant to Sections 2.7, 2.8, 3.6 or 9.6 of the Indenture. The price at which the Notes shall be issued is 100% of the principal amount thereof.

                SECTION 2.02. Maturity Dates. The principal of the 6.92% Notes shall be payable on January 15, 2006, and the principal of the 7.26% Notes shall be payable on January 15, 2009.

                SECTION 2.03. Interest Rates and Payment Dates. The 6.92% Notes shall bear interest at the rate of 6.92% per annum;

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and the 7.26% Notes shall bear interest at the rate of 7.26% per annum. Such interest shall accrue from January 15, 1999 (or from the most recent interest payment date to which interest has been paid or provided for). The interest payment dates on which such interest shall be payable shall be April 1 and October 1 in each year, commencing April 1, 1999, and at maturity; and the regular record dates for the interest payable on such interest payment dates shall be March 15 and September 15 (whether or not a Business Day), respectively. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                SECTION 2.04. Place of Payment. (a) Subject to paragraph (b) of this Section 2.04, payments of principal, Make Whole Amount, if any, and interest becoming due and payable on the Notes shall be made at the Corporate Trust Office.

                (b) So long as an original purchaser or its nominee shall be the Holder of any Note, notwithstanding anything contained in the Indenture, this Supplemental Indenture or the Notes, the Company will cause all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest to be made by the method and at the address specified for such purpose below such purchaser's name in Schedule A to the Purchase Agreements, or by such other method or at such other address as such Holder shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, each original purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at the Corporate Trust Office. Prior to any sale or other disposition of any Note held by an original purchaser of the Notes or its nominee, such purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Trustee in exchange for a new Note or Notes pursuant to Section 2.7 or 3.6 of the Indenture.

                SECTION 2.05. No Mandatory Prepayments. The Notes shall not be entitled to the benefit of any sinking fund or analogous mandatory redemption provisions.

                SECTION 2.06. Optional Prepayments. (a) The Company may, at its option, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Outstanding Notes in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to the principal amount to be prepaid. The Company will give each holder of the Notes written notice of each optional prepayment not less than 30 days and not more than 60 days prior to the date fixed for such prepayment.

                (b) In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Outstanding Notes at the time in

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proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

                (c) In the case of each prepayment of the Notes, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with interest and the Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.

                (d) Except for Section 3.6, Article III of the Indenture shall not apply to the Notes.

                SECTION 2.07. Option to Tender after Change in Control. (a) The Company will, within five Business Days after any Responsible Company Officer has actual knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each Holder of the Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to paragraph (b) of this Section 2.07. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay the Notes as described in paragraph (c) of this Section 2.07 and shall be accompanied by the certificate described in paragraph (g) of this Section 2.07.

                (b) The Company will not take any action that consummates or finalizes a Change in Control unless (i) at least 30 days prior to such action it shall have given to each Holder of the Notes written notice containing and constituting an offer to prepay the Notes as described in paragraph (c) of this
Section 2.07, accompanied by the certificate described in paragraph (g) of this
Section 2.07, and (ii) contemporaneously with such action, it prepays all of the Notes required to be prepaid in accordance with this Section 2.07.

                (c) The offer to prepay the Notes contemplated by paragraphs (a) and (b) of this Section 2.07 shall be an offer to prepay, in accordance with and subject to this Section 2.07, all, but not less than all, of the Notes held by each Holder on a date specified in such offer (the "Proposed Prepayment Date"). If such Proposed Prepayment Date is in connection with an offer contemplated by paragraph (a) of this Section 2.07, such date shall be not less than 30 days and not more than 120 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the first Business Day after the 45th day after the date of such offer).

                (d) A Holder of the Notes may accept an offer to prepay made pursuant to this Section 2.07 by causing a notice of such acceptance to be delivered to the Company not later than 15 days after the receipt by such Holder of such offer. A failure by a Holder of the Notes to respond within such 15-day period to an offer to prepay made pursuant to this Section 2.07 shall be deemed to constitute a rejection of such offer by such Holder.

                (e) Prepayment of the Notes to be prepaid pursuant to this
Section 2.07 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment, but without any Make-Whole Amount or other premium. The prepayment shall be made on the Proposed Prepayment Date, except as provided in paragraph (f) of this Section 2.07.

                (f) The obligation of the Company to prepay the Notes pursuant to the offers required by paragraph (c) and accepted in accordance with paragraph (d) of this Section 2.07 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control shall not have occurred on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be made on, the date on which such Change in Control shall occur. The Company shall keep each Holder of the Notes reasonably and timely informed of
(i) any such deferral of the date of prepayment; (ii) the date on which such Change in Control and such prepayment are expected to occur; and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 2.07 in respect of such Change in Control shall be deemed rescinded).

                (g) Each offer to repay the Notes pursuant to this Section 2.07 shall be accompanied by a certificate, executed by a Senior Financial Officer and dated the date of such offer, specifying: (i) the Proposed Prepayment Date;
(ii) that such offer is made pursuant to this Section 2.07; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 2.07 have been fulfilled; and (vi) the nature and date or proposed date of the Change in Control.

                (h) All calculations contemplated in this Section 2.07 involving the Capital Stock of any Person shall be made with the assumption that all convertible securities of such Person then outstanding and all convertible securities issuable upon the exercise of any warrants, options and other rights then outstanding were converted at such time and that all options, warrants and similar rights to acquire shares of Capital Stock of such Person were exercised at such time.

                SECTION 2.08. Denominations. The Notes shall be originally issued in denominations of $300,000 and multiples of $50,000 in excess thereof. The Notes shall be transferable only in denominations of $300,000 and in multiples of $50,000; provided that if necessary to enable the registration of transfer by a Holder of its entire holding of the Notes, one Note may be in a denomination of less than $300,000.

                SECTION 2.09. Form of Notes. The Notes shall be issuable only in fully registered form and shall not be issued as Global Securities. The form of the 6.92% Notes is attached hereto as Annex A. The form of the 7.26% Notes is attached hereto as Annex B. Any terms of the 6.92% Notes and of the 7.26% Notes set forth in Annex A and Annex B, respectively, which are not expressly stated in this Article II are incorporated herein by reference.

                SECTION 2.10. Notes Payable in Dollars. The Notes shall be denominated in Dollars. Payment of the principal of, and the Make-Whole Amount, if any, and interest on, the Notes shall not be payable in a currency or currency unit other than Dollars.

                SECTION 2.11. Restrictions on Transfers. The Notes are subject to the restrictions on transfer set forth in the second paragraph of Section 2.7 of the Indenture and Section 8.4 of the Purchase Agreements.

                SECTION 2.12. Events of Default. The additions to and changes in the Events of Default set forth in the Indenture with respect to the Notes and any change in the right of the Trustee or the requisite Holders of the Notes to declare the principal amount thereof due and payable are set forth in Article IV.

                SECTION 2.13. Covenants. The additions to and changes in the covenants set forth in Articles IV and V of the Indenture are set forth in
Article III.

                SECTION 2.14. No Defeasance. The provisions of Sections 8.3 and
8.4 of the Indenture shall not apply to the Notes.

                SECTION 2.15. Deemed Representations and Agreement. Any transferee of a Note, by its acceptance of a Note registered in its name, or in the name of its nominee, shall be deemed to have made the representations set forth in Sections 6.1 and 6.2 of the Purchase Agreements, on and as of the date of such acceptance, and to have agreed to the confidentiality provisions set forth in Section 15 of the Purchase Agreements.

                                  ARTICLE III

                                   COVENANTS

                SECTION 3.01. Amendment of Section 4.3 of the Indenture. With respect to the Notes, Section 4.3 of the Indenture is hereby amended by deleting the number "120" in the first line thereof and substituting the number "105."

                SECTION 3.02. Restatement of Sections 4.5, 4.6 and 5.1 of the Indenture; Additional Covenants. With respect to the Notes, Sections 4.5, 4.6 and 5.1 of the Indenture are hereby deleted in their entirety and the following Sections are substituted therefor:

                Section 4.5. Corporate Existence, Etc. Subject to Section 5.1, the Company will at all times preserve and keep in full force and effect its Corporate existence. The Company will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries (unless merged into the Company or a Restricted Subsidiary) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

                Section 4.6. Payment of Taxes and Claims. The Company will, and will cause each of its Restricted Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Restricted Subsidiary; provided, however, that neither the Company nor any Restricted Subsidiary need pay any such tax, assessment, governmental charge, levy or claim if (a) the amount, applicability or validity thereof is contested by the Company or such Restricted Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Restricted Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Restricted Subsidiary or (b) the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a Material Adverse Effect.

                Section 4.7. Compliance with Law. The Company will, and will cause each of its Restricted Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA and all Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                Section 4.8. Insurance. The Company will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance) as is customary in the case of entities of established reputations and of similar size engaged in the same or similar businesses and similarly situated.

         Section 4.9. Maintenance of Properties. The Company will, and will cause each of its Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that this covenant shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 4.10. Notes to Rank Pari Passu. The Company will, and will cause each of its Restricted Subsidiaries to, execute all such documents and take such other actions in order to assure that at all times the Notes shall rank in right of payment either pari passu or senior to all other Indebtedness of the Company, except for Indebtedness which is preferred as a result of being secured (but then only to the extent of such security).

         Section 4.11. Consolidated Net Worth. The Company will at all times keep and maintain Consolidated Net Worth in an amount not less than $383,231,100 plus (b) 25% of Consolidated Net Income computed on a cumulative basis for each of its elapsed fiscal years ending after July 31, 1998; provided, however, that notwithstanding that Consolidated Net Income for any such elapsed fiscal year may be a deficit figure, no reduction as a result thereof shall be made in the amount of Consolidated Net Worth to be maintained pursuant hereto.

         Section 4.12. Limitation on Incurrence of Indebtedness. (a) The Company will not, and will not permit any Restricted Subsidiary to, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness, except:

         (1) Indebtedness evidenced by the Notes;

         (2) additional Indebtedness of the Company or any Restricted Subsidiary (including, without limitation, all Indebtedness borrowed or drawn from time to time under and pursuant to the Credit Facility and any Indebtedness permitted under Section 4.13 and all Attributable Value permitted under Section 4.14) if at the time of the creation, incurrence, assumption or guarantee thereof, or otherwise becoming liable thereon, and immediately after giving effect thereto, to the application of the proceeds thereof and to the concurrent retirement of any other Indebtedness of the Company and its Restricted Subsidiaries: (i) Consolidated Indebtedness shall not exceed 65% of Consolidated Total Capitalization; and (ii) no Default or Event of Default shall exist; and

         (3) any extension, renewal or refunding of any Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of the original issuance of the Notes (including, without limitation, Indebtedness outstanding under the Credit Facility) or any other Indebtedness thereafter created, assumed, guaranteed or otherwise incurred as permitted by this Section 4.12; provided, however, that:
         (i) any such extension, renewal or refunding shall not increase the principal amount of the Indebtedness outstanding at the date of such extension, renewal or refunding; and (ii) at the time of any such extension, renewal or refunding, and after giving effect thereto, to the application of the proceeds thereof and to the concurrent retirement of any other Indebtedness of the Company and its Restricted Subsidiaries, no Default or Event of Default shall exist.

         (b) Without limiting paragraph (a) of this Section 4.12, the Company shall not permit any Restricted Subsidiary to create, incur, issue, assume, guarantee or otherwise become or be directly or indirectly liable with respect to any Indebtedness unless, in each case, immediately after giving effect thereto, to the application of the proceeds thereof and to the concurrent retirement of any other Indebtedness of the Company and its Restricted Subsidiaries, the sum of: (1) the aggregate principal amount of all outstanding Indebtedness secured by Liens permitted under paragraph (c) of Section 4.13, (2) the aggregate Attributable Value of sale and leaseback transactions permitted under paragraph (b) of Section 4.14 and (3) the aggregate principal amount of all outstanding unsecured Indebtedness owing by all Restricted Subsidiaries (excluding Indebtedness owing to the Company or any Wholly-Owned Restricted Subsidiary) shall not exceed 15% of Consolidated Net Assets.

                For the purposes of this Section 4.12, any Indebtedness (i) which is assumed, extended, renewed or refunded shall be deemed to have been incurred when assumed, extended, renewed or refunded and (ii) of a Person outstanding at the time it shall become a Restricted Subsidiary, or at the time all or substantially all of its assets shall be acquired by the Company or any Restricted Subsidiary, shall be deemed to have been incurred at such time.

                Section 4.13 Limitation on Secured Debt. (a) The Company will not, and will not permit any Restricted Subsidiary to, create, incur, issue, assume or guarantee any Indebtedness secured by a Lien of any kind unless such Lien is created or incurred as permitted by paragraph (b) or (c) of this Section 4.13.

                (b) The prohibition contained in paragraph (a) of this Section
4.13 shall not apply to:

                    (1) Liens existing on the date of the original issuance of the Notes;

                    (2) Liens created or incurred by the Company or any Restricted Subsidiary upon any property (including, without limitation, Capital Stock or evidences of Indebtedness issued by any Restricted Subsidiary), which property is acquired after the date of the original issuance of the Notes; provided, however, that immediately after the creation or incurrence of any such Lien: (i) no Default or Event of Default shall exist; (ii) such Lien shall attach solely to property acquired, purchased or created after the date of the original issuance of the Notes; (iii) such Lien shall have been created or incurred at the time of or within 12 months after the acquisition, purchase or creation, as the case may be, of such property; (iv) the aggregate amount of all Indebtedness secured by any such Lien shall not exceed 100% of the cost of acquisition, purchase or creation, as the case may be, of such property; and (v) the Indebtedness secured by such Lien shall be permitted by clause (a)(2) of Section 4.12;

                    (3) Liens affecting the property of a Person at the time it becomes a Restricted Subsidiary, or at the time it is merged into or consolidated with the Company or a Restricted Subsidiary, or at the time all or substantially all of its property is acquired by the Company or a Restricted Subsidiary; provided, however, that immediately after the creation or incurrence of any such Lien: (i) no Default or Event of Default shall exist; (ii) such Lien shall extend solely to the property so acquired; and (iii) the Indebtedness secured by such Lien shall be permitted by clause (a)(2) of Section 4.12;

                    (4) Liens (including Liens arising from sale and leaseback transactions) on any property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary, or incurred to secure payment of all or a part of the purchase price thereof or to secure Indebtedness incurred prior to, at the time of or within 12 months after the acquisition thereof for the purpose of financing all or part of the purchase price thereof; provided, however, that immediately after the creation or incurrence of any such Lien: (i) no Default or Event of Default shall exist; (ii) such Lien shall extend solely to the property so acquired; and (iii) the Indebtedness secured by such Lien shall be permitted by clause (a)(2) of Section 4.12;

                    (5) Liens on any property to secure all or part of the cost of alteration, repair or improvement thereof, or to secure Indebtedness incurred to provide funds for such purpose, in a principal amount not exceeding the cost of such alterations, repairs or improvements; provided, however, that immediately after the creation or incurrence of any such Lien: (i) no Default or Event of Default shall exist; (ii) such Lien shall extend solely to the property altered, repaired or improved; (iii) such Lien shall have been created or incurred at the time of or within 12 months after the date of completion of such alterations, repairs or improvements; and (iv) the Indebtedness secured by such Lien shall be permitted by clause (a)(2) of Section 4.12;

                    (6) Liens which secure Indebtedness owing by a Wholly-Owned Restricted Subsidiary to the Company or to another Wholly-Owned Restricted

         Subsidiary; provided, however, that immediately after the creation or incurrence of any such Lien, no Default or Event of Default shall exist;

                    (7) purchase money Liens on personal property; provided, however, that immediately after the creation or incurrence of any such
         Lien: (i) no Default or Event of Default shall exist; (ii) such Lien shall extend solely to the personal property acquired or purchased;
         (iii) such Lien shall have been created or incurred at the time of or within 12 months after the date of acquisition or purchase, as the case may be, of such personal property; (iv) the Indebtedness secured by such Lien shall not exceed an amount equal to the acquisition or purchase price of such personal property; and (v) the Indebtedness secured by such Lien shall be permitted by clause (a)(2) of Section 4.12;

                    (8) Liens (including judgment liens) arising in connection with legal proceedings, taxes, fees, assessments or other governmental charges, so long as such proceedings, taxes, fees, assessments or other governmental charges are being contested in good faith and, in the case of judgment liens, execution thereon is stayed and any reserves required in accordance with GAAP have been established;

                    (9) Liens in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments;

                    (10) carriers', warehousemen's, mechanics', landlords', materialmens', repairmens' or other similar Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings diligently pursued; provided, however, that (i) any proceedings commenced for the enforcement of any such Lien shall have been stayed or suspended within 60 days of the commencement thereof and
         (ii) provision for the payment of such Liens has been made to the extent required by GAAP;

                    (11) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiary; and

                    (12) any extension, renewal, replacement or refunding of any Lien referred to in the foregoing clauses (1) through (11); provided, however, that immediately after the consummation of any such extension, renewal, replacement or refunding: (i) the aggregate principal amount of Indebtedness secured thereby shall not exceed the aggregate principal amount of Indebtedness, plus any premium or fee payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding; (ii) such Lien shall extend solely to the same property; and
         (iii) no Default or Event of Default shall exist.

         (c) Notwithstanding paragraphs (a) and (b) of this Section 4.13, the Company and its Restricted Subsidiaries may create, incur, issue, assume or guarantee Indebtedness secured by a Lien; provided, however, that at the time of such creation, incurrence, issuance, assumption or guarantee, and immediately after giving effect thereto, to the application of the proceeds thereof and to the concurrent retirement of any other Indebtedness of the Company and its Restricted Subsidiaries: (1) the aggregate amount of all Exempted Debt (including the Exempted Debt then being created or incurred) then outstanding shall not exceed 15% of Consolidated Net Assets; and (2) no Default or Event of Default shall exist.

         Section 4.14. Limitation on Sale and Leaseback Transactions. (a) Neither the Company nor any Restricted Subsidiary will enter into a sale and leaseback transaction involving any property unless: (1) such sale and leaseback transaction shall occur at the time of or within 120 days after the date of acquisition of such property, the date of completion of the construction thereof or the date of commencement of full operation thereof, whichever is latest, or
(2) the Company or such Restricted Subsidiary shall apply, or cause to be applied, to the retirement of its secured Indebtedness, at the time of or within 120 days after the consummation of such sale and leaseback transaction, an amount not less than the greater of (i) the net proceeds of the sale of such property or (ii) the fair market value of such property and, whether such sale and leaseback transaction is consummated within the limitations of clause (1) or
(2) of this paragraph (a), at the time of such consummation no Default or Event of Default shall exist and the Attributable Value in respect of such sale and leaseback transaction shall be permitted by clause (a)(2) of Section 4.12. This paragraph (a) will not apply to a sale and leaseback transaction involving the taking back of a lease for a period of less than three years or between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

         (b) Notwithstanding the restriction contained in paragraph (a) of this
Section 4.14, the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if at the time of such transaction, and immediately after giving effect thereto, to the application of the proceeds thereof and to the concurrent retirement of any Indebtedness of the Company and its Restricted
Subsidiaries: (1) the Attributable Value in respect of such sale and leaseback transaction shall be permitted by clause (a)(2) of Section 4.12; (2) the aggregate amount of all Exempted Debt (including the Attributable Value then being created or incurred) then outstanding shall not exceed 15% of the Consolidated Net Assets; and (3) no Default or Event of Default shall exist.

         Section 4.15. Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (other than the Company and its Restricted Subsidiaries), including, without limitation, the purchase from, the sale to or the exchange of property with, or the rendering of any service by or for, any Affiliate, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

         Section 5.1. Consolidation, Merger and Sale of Assets. The Company may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to, another Person unless: (a) the successor (if not the Company) or transferee shall be a corporation, partnership or other entity organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia, and such successor (if not the Company) or transferee expressly shall assume the Company's obligations on the Outstanding Notes by a supplemental indenture to this Indenture; (b) immediately after giving effect to the transaction (1) no Default or Event of Default shall have occurred and be continuing and (2) the Company could create or incur $1.00 of additional Indebtedness under clause (a)(2) of Section 4.12; and (c) the Company shall deliver to the Trustee an Officers' Certificate with respect to clauses (a) and (b) above and an Opinion of Counsel stating compliance with clause (a) above."


                                   ARTICLE IV

                         EVENTS OF DEFAULT AND REMEDIES

         SECTION 4.01. Restatement of Sections 6.1 and 6.2 of the
Indenture. With respect to the Notes, Sections 6.1 and 6.2 of the Indenture are hereby deleted in their entirety and the following Sections are substituted therefor:

         "Section 6.1. Event of Default. "Event of Default," wherever used herein with respect to the Notes, means any one of the following events:

                   (a) default in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for payment or by declaration or otherwise; or

                   (b) default in the payment of any interest on any Note for more than 10 days after the same becomes due and payable; or

                   (c) default in the performance of or compliance with any term contained in the covenants contained in Section 4.11, Section 4.12,
         Section 4.13, Section 4.14 and Section 5.1; or

                   (d) default in the performance of or compliance with any term contained in this Indenture (other than those referred to in clauses
         (a), (b) and (c) above and other than a term that has been included in this Indenture solely for the benefit of a Series of Securities other than the Notes) and such default is not remedied within 30 days after the Company receiving written notice of such default from the Trustee or any Holder of the Notes; or

                   (e) (i) default by the Company or any Restricted Subsidiary (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $25,000,000 beyond any period of grace provided with respect thereto, or (ii) default by the Company or any Restricted Subsidiary in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $25,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment; or

                   (f) the Company or any Restricted Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated or (vi) takes corporate action for the purpose of any of the foregoing; or

                   (g) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Restricted Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Restricted Subsidiaries, or any such petition shall be filed against the Company or any of its Restricted Subsidiaries and such petition shall not be dismissed within 60 days; or

                   (h) a final judgment or judgments for the payment of money aggregating in excess of $25,000,000 (excluding for purposes of such determination the amount of any insurance proceeds paid by or on behalf of the Company or any of its Restricted Subsidiaries in respect of such judgment or judgments or unconditionally acknowledged in writing to be payable by the insurance carrier that issued the related insurance policy) are rendered against one or more of the Company and its Restricted Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay.

         Section 6.2. Acceleration of Maturity; Rescission and Annulment.
In case an Event of Default with respect to the Notes shall occur and be continuing (other than an Event of Default specified in Section 6.1(f) or (g)), then in every such case the Trustee or the Holders of not less than 51% in aggregate principal amount of all Outstanding Notes may, by a notice in writing to the Company (and to the Trustee if given by the Holders of Outstanding Notes), declare to be due and payable immediately the principal amount of and the accrued and unpaid interest, if any, on all Notes, plus the Make-Whole Amount determined in respect of such principal amount. In case an Event of Default specified in Section 6.1(f) or (g) shall occur and be continuing, the principal amount of and the accrued and unpaid interest, if any, on all Outstanding Notes, plus the Make Whole Amount determined in respect of such principal amount, shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder of the Outstanding Notes. In case an Event of Default specified in Section 6.1(a) or
(b) shall occur and be continuing, any Holder or Holders of Outstanding Notes affected by such Event of Default may at any time, at its or their option, by a notice or notices to the Company and the Trustee, declare to be due and payable immediately the principal amount of and the accrued and unpaid interest, if any, on all Notes held by it or them, plus the Make-Whole Amount determined in respect of such principal amount.

         At any time after the Trustee or the Holder or Holders of Outstanding Notes make a declaration of acceleration with respect to the Notes, but before the Trustee obtains a judgment or decree for payment of the money due, the Holders of 65% in aggregate principal amount of the

Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

         (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

                (i)    all overdue interest, if any, on the Notes,

                (ii)   the principal of, and the interest and
                Make-Whole Amount, if any, on, any Note which has become due otherwise than by declaration of acceleration,

                (iii) to the extent that payment of such interest is lawful, interest on any overdue principal, any overdue interest and any overdue Make-Whole Amount, and

                (iv) all sums which the Trustee has paid or advanced, and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

         (b) all Events of Default with respect to the Notes (other than the non-payment of accelerated principal) have been cured or waived as provided in
Section 6.13.

         No such rescission shall affect any subsequent Default or impair any right consequent thereon."

         SECTION 4.02. Amendment of Section 6.3 of the Indenture. With respect to the Notes, clause (a) of the first paragraph of Section 6.3 of the Indenture is hereby amended by deleting the number "30" and replacing it with the number "10."

         SECTION 4.03. Amendment of Section 6.7 of the Indenture. With respect to the Notes, Section 6.7 of the Indenture is hereby amended by deleting the words "a majority" in clauses (b) and (e) thereof and replacing them with the figure "51%."

         SECTION 4.04. Amendment of Section 6.13 of the Indenture. With respect to the Notes, Section 6.13 of the Indenture is hereby amended by deleting the words "a majority" in the seventh line thereof and replacing them with the figure "65%."

                                   ARTICLE V

                                 MISCELLANEOUS

         SECTION 5.01. Amendment of Section 2.9 of the Indenture. The following paragraph is hereby added at the end of Section 2.9 of the Indenture:

         "Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of the Outstanding Notes have approved or consented to any amendment, waiver or consent to be given under this Indenture, or have directed the taking of any action provided for in this Indenture or in the Notes to be taken upon the direction of the Holders of a specified percentage of the aggregate principal amount of the Outstanding Notes, Notes directly or indirectly owned by the Company or any of its Subsidiaries shall be deemed not to be outstanding."

         SECTION 5.02. Restatement of Section 9.1 of the Indenture. With respect to the Notes, Section 9.1 of the Indenture is hereby deleted in its entirety and the following Section is substituted therefor:

         "Section 9.1. Without Consent of Holders.

         The Company and the Trustee may amend or supplement this Indenture or the Securities of one or more Series without the consent of any Securityholder:

         (a)   to comply with Article V;

         (b) to provide for the issuance of and establish the form and terms and conditions of Securities of any Series as permitted by this Indenture;

         (c) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

         (d) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA."

         SECTION 5.03. Amendment of Section 9.3 of the Indenture. With respect to the Notes, clause (e) of Section 9.3 of the Indenture is hereby amended by deleting the words "a majority" and replacing them with the figure "65%."

         SECTION 5.04. Trustee Not Responsible. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company, or for or in respect of the recitals and statements contained herein, all of which are made solely by the Company.

         SECTION 5.05. No Added Trustee Duties. Except as herein otherwise expressly provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture other than as set forth in the Indenture; and this Supplemental Indenture is executed and accepted on behalf of the Trustee subject to all the terms and conditions set forth in the Indenture as fully to all intents as if the same were herein set forth at length.

         SECTION 5.06. Incorporation and Confirmation of the Indenture. Except as herein otherwise expressly provided, all the provisions, definitions, terms and conditions of the Indenture shall be deemed to be incorporated in, and made a part of, this Supplemental Indenture; the Indenture is in all respects ratified and confirmed; and the Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         SECTION 5.07. Company Successors and Assigns Bound. All covenants and agreements in this Supplemental Indenture by or on behalf of the Company shall bind and inure to the benefit of its successors and assigns, whether so expressed or not.

         SECTION 5.08. Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

         SECTION 5.09. Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 5.10. Severability. In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 5.11. Table of Contents; Headings. The Table of Contents and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.


                                     WALLACE COMPUTER SERVICES, INC.



                                     By:
                                        -----------------------------------
                                        Name:    Michael T. Leatherman
                                        Title:   Executive Vice President and
                                                 Chief Financial Officer




                                     THE BANK OF NEW YORK, as Trustee


                                     By:
                                        -----------------------------------
                                        Name:
                                        Title:

                                                  TABLE OF CONTENTS


                                                                                                               Page

FIRST SUPPLEMENTAL INDENTURE .....................................................................................1

RECITALS .........................................................................................................1

ARTICLE I.........................................................................................................1

DEFINITIONS ......................................................................................................1

                  SECTION  1.01. Definitions......................................................................1

ARTICLE II.......................................................................................................10

ESTABLISHMENT OF FIRST SERIES OF SECURITIES......................................................................10

                  SECTION 2.01. Establishment of Limited Series of Notes.........................................10

                  SECTION 2.02. Maturity Dates...................................................................10

                  SECTION 2.03. Interest Rates and Payment Dates.................................................10

                  SECTION 2.04. Place of Payment.................................................................11

                  SECTION 2.05. No Mandatory Prepayments.........................................................11

                  SECTION 2.06. Optional  Prepayments............................................................11

                  SECTION 2.07. Option to Tender after Change in Control.........................................12

                  SECTION 2.08. Denominations....................................................................13

                  SECTION 2.09. Form of Notes....................................................................13

                  SECTION 2.10. Notes Payable in Dollars. .......................................................13

                  SECTION 2.11. Restrictions on Transfers. ......................................................14

                  SECTION 2.12. Events of Default................................................................14

                  SECTION 2.13. Covenants.  .....................................................................14


                                       i




                  SECTION 2.14.  No Defeasance...................................................................14

                  SECTION 2.15.  Deemed Representations and Agreement............................................14

ARTICLE III......................................................................................................14

COVENANTS........................................................................................................14

                  SECTION 3.01.  Amendment of Section 4.3 of the Indenture.......................................14

                  SECTION 3.02.  Restatement of Sections 4.5, 4.6 and 5.1 of the Indenture; Additional Covenants.14
         Section 4.5.  Corporate Existence, Etc..................................................................14
         Section 4.6.  Payment of Taxes and Claims...............................................................15
         Section 4.7.  Compliance with Law.......................................................................15
         Section 4.8.  Insurance.................................................................................15
         Section 4.9.  Maintenance of Properties.................................................................15
         Section 4.10. Notes to Rank Pari Passu..................................................................16
         Section 4.11. Consolidated Net Worth....................................................................16
         Section 4.12. Limitation on Incurrence of Indebtedness..................................................16
         Section 4.13  Limitation on Secured Debt................................................................17
         Section 4.14. Limitation on Sale and Leaseback Transactions.............................................19
         Section 4.15. Transactions with Affiliates..............................................................20
         Section 5.1.  Consolidation, Merger and Sale of Assets..................................................20

ARTICLE  IV......................................................................................................21

EVENTS OF DEFAULT AND REMEDIES...................................................................................21

                  SECTION  4.01.  Restatement of Sections 6.1 and 6.2 of the Indenture...........................21
         Section 6.1.  Event of Default..........................................................................21
         Section 6.2.  Acceleration of Maturity; Rescission and Annulment........................................23

SECTION 4.02.....................................................................................................24

                  SECTION 4.03.   Amendment of Section 6.7 of the Indenture......................................24

                  SECTION 4.04.   Amendment of Section 6.13 of the Indenture.....................................24


                                       ii




ARTICLE V........................................................................................................24

MISCELLANEOUS....................................................................................................24

                  SECTION 5.01.  Amendment of Section 2.9 of the Indenture.......................................24

                  SECTION 5.02.  Restatement of Section 9.1 of the Indenture.....................................24

                  SECTION 5.03.  Amendment of Section 9.3 of  the Indenture......................................25

                  SECTION 5.04.  Trustee Not Responsible.........................................................25

                  SECTION 5.05.  No Added Trustee Duties.........................................................25

                  SECTION 5.06.  Incorporation and Confirmation of the Indenture.................................25

                  SECTION 5.07.  Company Successors and Assigns Bound............................................25

                  SECTION 5.08.  Governing Law...................................................................25

                  SECTION 5.09.  Execution in Counterparts.......................................................26

                  SECTION 5.10.  Severability....................................................................26

                  SECTION 5.11.  Table of Contents; Headings.....................................................26


Annex A - Form of 6.92% Note
Annex B - Form of 7.26% Note

                                                                         ANNEX A

                              [Form of 6.92% Note]

                         WALLACE COMPUTER SERVICES, INC.

                     6.92% SENIOR NOTE DUE JANUARY 15, 2006

            THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER

No.

$                                                              CUSIP 932270 AB 7

                  For Value Received, the undersigned, WALLACE COMPUTER SERVICES, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to______________________________________________________________________________
__________________________________ or registered assigns, the principal sum of
____________________________________________ DOLLARS on January 15, 2006, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.92% per annum from the date hereof, payable semi-annually on April 1 and October 1 in each year and at maturity, commencing on April 1, 1999, until the principal hereof shall have become due and payable and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the First Supplemental Indenture referred to below), payable semi-annually as aforesaid (or, at the option of the registered Holder, on demand), at a rate per annum from time to time equal to the greater of (i) 7.92% or (ii) 1% over the rate of interest publicly announced by Citibank N.A. from time to time in New York, New York as its "base" or "prime" rate.

                  The interest so payable, and punctually paid or duly provided for, shall be paid to the Person in whose name this Note is registered at the close of business on the March 15 or September 15 (whether or not a Business
Day), as the case may be, next preceding the immediately following interest payment date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on the regular record date and may either be paid to the Person in whose name this Note is registered at the close of business on a special record date, which shall be fixed by the Company, for the payment of such defaulted interest, notice of which shall be given to the Holders of the Notes not less than 30 days prior to such special record date, or be paid at any time in any other lawful manner, all as more fully provided in the Indenture referred to below.

                  Except as otherwise provided in the Purchase Agreements, payment of the principal of, and the Make-Whole Amount, if any, and the interest on, this Note shall be made in Dollars at the Corporate Trust Office, or at such other place or places (and in such other manner) as the Company and the registered Holder of this Note shall agree to in writing.

                  This Note is one of a duly authorized issue of Securities of the Company, unlimited in aggregate principal amount, issued or to be issued under the Indenture dated as of January 15, 1999 (herein called the "Indenture") duly executed and delivered by the Company and The Bank of New York, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture). Reference is hereby made to the Indenture, all indentures supplemental thereto and all resolutions of the Board of Directors establishing, and resolutions or other actions pursuant thereto by which there shall be established, a Series of Securities (and the forms and terms of each Series so established) for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, issued. As provided in the Indenture, the Securities are issuable in Series, which may vary as to aggregate principal amounts, maturity dates, interest rates and redemption, retirement and repurchase provisions (if any) and which may be subject to different covenants and Events of Default and may otherwise vary as therein provided. This Note is one of a Series designated "6.92%-7.26% Senior Notes" (herein called the "Notes") established by the First Supplemental Indenture dated as of January 15, 1999 (herein called the "First Supplemental Indenture") duly executed and delivered by the Company and the Trustee and limited in aggregate principal amount to $200,000,000.

                  The Notes are not entitled to the benefit of any sinking fund or analogous mandatory prepayment provisions.

                  The Company may, at its option, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each Holder of the Notes written notice of each optional prepayment not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

                  From and after any prepayment date, unless the Company shall fail to pay the principal amount to be prepaid when due and payable, together with the interest and the Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.

                  The Company will, within five Business Days after any Responsible Company Officer has actual knowledge of any Change in Control or Control Event, give written notice thereof to each Holder of the Notes, all as more fully specified in the First Supplemental Indenture. Such written notice shall contain an offer to prepay all, but not less than all, of the Notes held by each Holder of the Notes at 100% of the principal amount thereof, together with interest accrued thereon to the date of such prepayment, but without any Make-Whole Amount or other premium, on the date specified in such written notice, which shall be given not less than 30 days prior to the consummation of a Change in Control. A Holder of the Notes may accept such an offer to prepay by delivering a notice of acceptance to the Company not later than 15 days after the receipt by such Holder of such an offer. A failure by a Holder of the Notes so to respond to such an offer shall be deemed to constitute a rejection thereof. The obligation of the Company to prepay Notes pursuant to an offer described in this paragraph is subject to the occurrence of the Change in Control in respect of which such offer shall have been made. In the event that such Change in Control shall not have occurred on the proposed prepayment date in respect thereof, any prepayment shall be deferred until, and shall be made on, the date on which such Change in Control shall occur. The Company shall keep each Holder of the Notes reasonably informed as to (i) any such deferral and the date on which such Change in Control and prepayment are expected to occur and
(ii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned, in which case the related offer to prepay and any acceptances thereof shall be deemed to be rescinded.

                  If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the First Supplemental Indenture and the Indenture.

                  No reference herein to the First Supplemental Indenture or the Indenture and no provision of this Note, the First Supplemental Indenture or the Indenture shall alter or impair the right of each Holder of the Notes, which is absolute and unconditional, to receive payment of the principal of, and the Make-Whole Amount, if any, and the interest on, this Note at the times, rate and place herein prescribed and to institute suit for the enforcement of any such payment.

                  To the extent permitted by the Indenture, modifications or alterations of the Indenture or of any indenture supplemental thereto and of the rights and obligations of the Company and of the rights of the Holders of the Securities of any Series may, with the written consent of the Holders of a majority in principal amount of the outstanding Securities of each Series to be affected by such modification or alteration, be made at any time by the Company and the Trustee. Certain rights and obligations of the Company and rights of the Holders of the Securities of any Series may be modified or altered only with the consent of each Holder affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the outstanding Securities of each Series, on behalf of the Holders of all Securities of such Series, to waive compliance by the Company with any of the provisions of the Indenture, including the First Supplemental Indenture, and any past Defaults thereunder and its consequences, except a Default in the payment of the principal of, or the premium (including

Make-Whole Amount) or the interest, if any, on, any Securities of such Series or, if applicable, in respect of any covenant or provision which cannot be modified or altered without the consent of each affected Holder of the Securities of such Series then outstanding.

                  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Holder of the Notes as consideration for or as an inducement to the executing by any Holder of the Notes of any waiver or consent to the modification or alteration of any of the terms and provisions of the Notes or the First Supplemental Indenture unless such remuneration is concurrently paid, or such security is concurrently granted, on the same terms, ratably to each Holder of the Outstanding Notes even if such Holder did not execute such waiver or consent.

                  The Notes are issuable only in registered form and initially only in denominations of $300,000 and in multiples of $50,000 in excess thereof. The Notes shall be transferable only in denominations of $300,000 and multiples of $50,000; provided that if necessary to enable the registration of transfer by a Holder of its entire holding of the Notes, one Note may be in a denomination of less than $300,000.

                  As provided in the Indenture and subject to the limitations set forth therein and in Section 8.4 of the Purchase Agreements, the transfer or exchange of this Note shall be registrable in the Note register maintained in accordance with Section 2.4 of the Indenture. No service charge shall be made for any registration of transfer or exchange (except as expressly permitted in the Indenture), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 3.6 or 9.6 of the Indenture).

                  Prior to the due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Person in whose name this Note is registered as the owner hereof for all purposes; and the Company, the Trustee and any such agent shall not be affected by any notice to the contrary.

                  Each Holder of this Note shall be deemed, by its acceptance hereof: (i) to have made the representations set forth in Sections 6.1 and 6.2 of the Purchase Agreements on and as of the date of such acceptance and (ii) to have agreed to the confidentiality provisions set forth in Section 15 of the Purchase Agreements.

                  No recourse shall be had for the payment of the principal of, or the Make-Whole Amount, if any, or the interest on, this Note, or for any claim based hereon or otherwise in respect hereof, or of the Indenture, any indenture supplemental thereto or any Board Resolution relating to the Notes, against any incorporator, stockholder, director or officer, past, present or future, of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                  Unless the certificate of authentication hereon shall have been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or the First Supplemental Indenture or be valid or obligatory for any purpose.

                  All capitalized terms not defined herein shall have the respective meanings specified in the Indenture as amended and supplemented by the First Supplemental Indenture.

                  THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

                  IN WITNESS WHEREOF, WALLACE COMPUTER SERVICES, INC. has caused this Note to be signed in its name and on its behalf by the manual signature of two duly authorized Officers.

Dated:

                         WALLACE COMPUTER SERVICES, INC.


                         By:
                            ----------------------------


                         By:
                            ----------------------------

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION




                  This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture and First Supplemental Indenture.

                                   THE BANK OF NEW YORK,
                                     as Trustee



                      By:
                         -----------------------------------
                                  Authorized Officer

                                                                         ANNEX B

                              [Form of 7.26% Note]

                         WALLACE COMPUTER SERVICES, INC.

                     7.26% SENIOR NOTE DUE JANUARY 15, 2009

            THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER


No.

$                                                              CUSIP 932270 AC 5

                  For Value Received, the undersigned, WALLACE COMPUTER SERVICES, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to__________________________________________________________________________
_________________________________or registered assigns, the principal sum of
____________________________________________ DOLLARS on January 15, 2009, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.26% per annum from the date hereof, payable semi-annually on April 1 and October 1 in each year and at maturity, commencing on April 1, 1999, until the principal hereof shall have become due and payable and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the First Supplemental Indenture referred to below), payable semi-annually as aforesaid (or, at the option of the registered Holder, on demand), at a rate per annum from time to time equal to the greater of (i) 8.26% or (ii) 1% over the rate of interest publicly announced by Citibank N.A. from time to time in New York, New York as its "base" or "prime" rate.

                  The interest so payable, and punctually paid or duly provided for, shall be paid to the Person in whose name this Note is registered at the close of business on the March 15 or September 15 (whether or not a Business
Day), as the case may be, next preceding the immediately following interest payment date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on the regular record date and may either be paid to the Person in whose name this Note is registered at the close of business on a special record date, which shall be fixed by the Company, for the payment of such defaulted interest, notice of which shall be given to the Holders of the Notes not less than 30 days prior to such special record date, or be paid at any time in any other lawful manner, all as more fully provided in the Indenture referred to below.

                  Except as otherwise provided in the Purchase Agreements, payment of the principal of, and the Make-Whole Amount, if any, and the interest on, this Note shall be made in Dollars at the Corporate Trust Office, or at such other place or places (and in such other manner) as the Company and the registered Holder of this Note shall agree to in writing.

                  This Note is one of a duly authorized issue of Securities of the Company, unlimited in aggregate principal amount, issued or to be issued under the Indenture dated as of January 15, 1999 (herein called the "Indenture") duly executed and delivered by the Company and The Bank of New York, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture). Reference is hereby made to the Indenture, all indentures supplemental thereto and all resolutions of the Board of Directors establishing, and resolutions or other actions pursuant thereto by which there shall be established, a Series of Securities (and the forms and terms of each Series so established) for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, issued. As provided in the Indenture, the Securities are issuable in Series, which may vary as to aggregate principal amounts, maturity dates, interest rates and redemption, retirement and repurchase provisions (if any) and which may be subject to different covenants and Events of Default and may otherwise vary as therein provided. This Note is one of a Series designated "6.92%-7.26% Senior Notes" (herein called the "Notes") established by the First Supplemental Indenture dated as of January 15, 1999 (herein called the "First Supplemental Indenture") duly executed and delivered by the Company and the Trustee and limited in aggregate principal amount to $200,000,000.

                  The Notes are not entitled to the benefit of any sinking fund or analogous mandatory prepayment provisions.

                  The Company may, at its option, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each Holder of the Notes written notice of each optional prepayment not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

                  From and after any prepayment date, unless the Company shall fail to pay the principal amount to be prepaid when due and payable, together with the interest and the Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.

                  The Company will, within five Business Days after any Responsible Company Officer has actual knowledge of any Change in Control or Control Event, give written notice thereof to each Holder of the Notes, all as more fully specified in the First Supplemental Indenture. Such written notice shall contain an offer to prepay all, but not less than all, of the Notes held by each Holder of the Notes at 100% of the principal amount thereof, together with interest accrued thereon to the date of such prepayment, but without any Make-Whole Amount or other premium, on the date specified in such written notice, which shall be given not less than 30 days prior to the consummation of a Change in Control. A Holder of the Notes may accept such an offer to prepay by delivering a notice of acceptance to the Company not later than 15 days after the receipt by such Holder of such an offer. A failure by a Holder of the Notes so to respond to such an offer shall be deemed to constitute a rejection thereof. The obligation of the Company to prepay Notes pursuant to an offer described in this paragraph is subject to the occurrence of the Change in Control in respect of which such offer shall have been made. In the event that such Change in Control shall not have occurred on the proposed prepayment date in respect thereof, any prepayment shall be deferred until, and shall be made on, the date on which such Change in Control shall occur. The Company shall keep each Holder of the Notes reasonably informed as to (i) any such deferral and the date on which such Change in Control and prepayment are expected to occur and
(ii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned, in which case the related offer to prepay and any acceptances thereof shall be deemed to be rescinded.

                  If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the First Supplemental Indenture and the Indenture.

                  No reference herein to the First Supplemental Indenture or the Indenture and no provision of this Note, the First Supplemental Indenture or the Indenture shall alter or impair the right of each Holder of the Notes, which is absolute and unconditional, to receive payment of the principal of, and the Make-Whole Amount, if any, and the interest on, this Note at the times, rate and place herein prescribed and to institute suit for the enforcement of any such payment.

                  To the extent permitted by the Indenture, modifications or alterations of the Indenture or of any indenture supplemental thereto and of the rights and obligations of the Company and of the rights of the Holders of the Securities of any Series may, with the written consent of the Holders of a majority in principal amount of the outstanding Securities of each Series to be affected by such modification or alteration, be made at any time by the Company and the Trustee. Certain rights and obligations of the Company and rights of the Holders of the Securities of any Series may be modified or altered only with the consent of each Holder affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the outstanding Securities of each Series, on behalf of the Holders of all Securities of such Series, to waive compliance by the Company with any of the provisions of the Indenture, including the First Supplemental Indenture, and any past Defaults thereunder and its consequences, except a Default in the payment of the principal of, or the premium (including

Make-Whole Amount) or the interest, if any, on, any Securities of such Series or, if applicable, in respect of any covenant or provision which cannot be modified or altered without the consent of each affected Holder of the Securities of such Series then outstanding.

                  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Holder of the Notes as consideration for or as an inducement to the executing by any Holder of the Notes of any waiver or consent to the modification or alteration of any of the terms and provisions of the Notes or the First Supplemental Indenture unless such remuneration is concurrently paid, or such security is concurrently granted, on the same terms, ratably to each Holder of the Outstanding Notes even if such Holder did not execute such waiver or consent.

                  The Notes are issuable only in registered form and initially only in denominations of $300,000 and in multiples of $50,000 in excess thereof. The Notes shall be transferable only in denominations of $300,000 and multiples of $50,000; provided that if necessary to enable the registration of transfer by a Holder of its entire holding of the Notes, one Note may be in a denomination of less than $300,000.

                  As provided in the Indenture and subject to the limitations set forth therein and in Section 8.4 of the Purchase Agreements, the transfer or exchange of this Note shall be registrable in the Note register maintained in accordance with Section 2.4 of the Indenture. No service charge shall be made for any registration of transfer or exchange (except as expressly permitted in the Indenture), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 3.6 or 9.6 of the Indenture).

                  Prior to the due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Person in whose name this Note is registered as the owner hereof for all purposes; and the Company, the Trustee and any such agent shall not be affected by any notice to the contrary.

                  Each Holder of this Note shall be deemed, by its acceptance hereof: (i) to have made the representations set forth in Sections 6.1 and 6.2 of the Purchase Agreements on and as of the date of such acceptance and (ii) to have agreed to the confidentiality provisions set forth in Section 15 of the Purchase Agreements.

                  No recourse shall be had for the payment of the principal of, or the Make-Whole Amount, if any, or the interest on, this Note, or for any claim based hereon or otherwise in respect hereof, or of the Indenture, any indenture supplemental thereto or any Board Resolution relating to the Notes, against any incorporator, stockholder, director or officer, past, present or future, of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                  Unless the certificate of authentication hereon shall have been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or the First Supplemental Indenture or be valid or obligatory for any purpose.

                  All capitalized terms not defined herein shall have the respective meanings specified in the Indenture as amended and supplemented by the First Supplemental Indenture.

                  THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

                  IN WITNESS WHEREOF, WALLACE COMPUTER SERVICES, INC. has caused this Note to be signed in its name and on its behalf by the manual signature of two duly authorized Officers.

Dated:

                                 WALLACE COMPUTER SERVICES, INC.


                                 By:
                                    ---------------------------


                                 By:
                                    ---------------------------

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION







                  This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture and First Supplemental Indenture.

                                     THE BANK OF NEW YORK,
                                        as Trustee



                                     By:
                                        -------------------------------
                                               Authorized Officer